Exhibit 21

	Jurisdiction	% of
	of	Voting
	Incorporation	Equity
	or	Owned
Name of Subsidiary	Organization	by Parent
Bowater Mersey Paper Company Limited	Nova Scotia	49%
Cable One, Inc.	Delaware	100%
Capitol Fiber, Inc.	Maryland	80%
CourseAdvisor, Inc.	Delaware	100%
The Daily Herald Company	Washington	100%
El Tiempo Latino LLC	Delaware	100%
Express Publications Company, LCC	Delaware	100%
Greater Washington Publishing, Inc.	Delaware	100%
Kaplan, Inc.	Delaware	99.35%
American Educational Resources, Inc.	Massachusetts	100%
Kaplan Professional Holdings, Inc.	Delaware	100%
DF Institute, Inc.	Illinois	100%
Dearborn Financial Publishing, Inc.	Illinois	100%
Education Connection Services, Inc.	Delaware	100%
Kaplan Netherlands B.V	The Netherlands	100%
Kaplan Singapore Pte. Ltd.	Singapore	100%
Asia Pacific Management Institute Pte Ltd.	Singapore	100%
Asia Pacific Management Institute Limited	Hong Kong	100%
Asia Pacific Management Institute(s) Pte Limited	Singapore	100%
Lotus Advertising Pte Ltd.	Singapore	100%
Management Development Institute (HK) Limited	Hong Kong	100%
The Financial Training (Shanghai) Co., Ltd.	China (PR)	100%
Shanghai Kai Bo Education Investment Management Co. Limited	China (PR)	40%
Accountancy & Business College Holdings Limited	Ireland	100% (a)
Accountancy & Business College (Ireland) Limited	Ireland	100%
Methley Limited	Ireland	100%
Kitagarth Services	Ireland	100%
Accountancy & Business College (Software) Limited	Ireland	100%

Exhibit 21

	Jurisdiction	% of
	of	Voting
	Incorporation	Equity
	or	Owned
Name of Subsidiary	Organization	by Parent
DBS Training Limited	Ireland	100%
European Business School (Ireland) Limited	Ireland	100%
LSB College Limited	Ireland	100%
Buccleuch Estates Limited	Ireland	100%
Newhall Printing Co. Limited	Ireland	100%
The Dublin Business School Limited	Ireland	100%
DBS Education (Malaysia) SDN BHD	Malaysia	100%
Coxcourt Limited	Ireland	100%
Kidum Enterprises and Publishing (1981) Ltd.	Israel	100%
Lachman Test Preparation Ltd.	Israel	100%
Kidum Test Preparation Ltd.	Israel	100%
Kidum IT Ltd.	Israel	100%
Kidum Enterprises Management & Marketing (1995) Ltd.	Israel	100%
W.S.I. Training Ltd.	Israel	100%
KPE LLC	Delaware	100%
EduNeering Holdings, Inc.	Delaware	100%
Kaplan Test Prep and Admissions Limited	England & Wales	100%
Kaplan (Canada) Ltd.	Ontario	100%
U.S. CPA ExamPrep, Inc.	Ontario	100%
Kaplan Educational Services de Mexico, S. de R.L. de C.V.	Mexico	99%
Education HR Services Mexico, S. de R.L. de C.V.	Mexico	99%
Kaplan English Colleges Pty Limited	Australia	100%
International House Queensland English Language College Pty Limited	Australia	100%
Access Learning Institutes Pty Limited	Australia	100%
Kaplan Higher Education Corporation	Delaware	100%
Andon Colleges, Inc.	California	100%
DEST Education Corporation	California	100%
California Academy of Merchandising, Art & Design, Inc.	Delaware	100%

Exhibit 21

	Jurisdiction	% of
	of	Voting
	Incorporation	Equity
	or	Owned
Name of Subsidiary	Organization	by Parent
CHI Acquisition Corp.	Delaware	100%
Computer Hardware Service Company, Inc.	Pennsylvania	100%
Denver Acquisition Corp.	Delaware	100%
Educational Ventures (Texas), Inc.	Delaware	100%
HBC Acquisition Corp.	Delaware	100%
Heritage-KHEC, Inc.	Nevada	100%
ICM Acquisition Corp.	Delaware	100%
Iowa College Acquisition Corp.	Delaware	100%
KHEC-Albuquerque, Inc.	New Mexico	100%
KHEC-Florida, Inc.	Florida	100%
KHEC-Maine, Inc.	Maine	100%
Andover College	Maine	100%
MTSX Acquisition Corp.	Delaware	100%
Maric Learning Systems	California	100%
New Hampshire Acquisition Corp.	Delaware	100%
Hesser, Inc.	New Hampshire	100%
OIOPT Acquisition Corp.	Delaware	100%
Palo Vista College of Nursing & Allied Health Sciences, Inc.	California	100%
Quest Ventures, LLC	Delaware	100%
Texas Educational Ventures, LLP	Texas	100%
RETS Acquisition Corp.	Massachusetts	100%
SACMD Acquisition Corp.	Delaware	100%
Sawyer-KHEC, Inc.	Indiana	100%
Sawyer College, Inc.	Indiana	100%
Scottsdale Educational Center for Allied Health Careers, Incorporated	Arizona	100%
Tesst-Kap, LLC	Delaware	100%
Thompson Education, LLC	Delaware	100%
Kaplan International, Inc.	Delaware	100%

Exhibit 21

	Jurisdiction	% of
	of	Voting
	Incorporation	Equity
	or	Owned
Name of Subsidiary	Organization	by Parent
Kaplan IT, Inc.	Georgia	100%
Kaplan IT Limited	England & Wales	100%
Kaplan IT (PTY) Limited	South Africa	100%
Kaplan Mexico Holdings, LLC	Delaware	100%
Kaplan (India) Private Limited	India	95%
Kaplan (PR) Inc.	Puerto Rico	100%
Kaplan Test Prep International, Inc.	California	100%
Aspect Education, Inc.	California	100%
Aspect Education Sydney Pty Limited	Australia	100%
Aspect ILA Sydney Pty Limited	Australia	100%
Aspect ILA Perth Pty Limited	Australia	100%
International Language Academies Education (NZ) Limited	New Zealand	100%
ILA South Pacific Limited	New Zealand	100%
Kaplan U.K. Limited	England & Wales	100%
Aspect Education Limited	England & Wales	100%
Aspect (Beijing) Education Information Consulting Co. Ltd.	China (PR)	100%
I.S. Holdings, Inc.	British Columbia	100%
Pacific Language Institute (Vancouver),Inc.	British Columbia	100%
Stin Holdings, Inc.	British Columbia	100%
Pacific Language Institute (Toronto), Inc.	Ontario	100%
Aspect Education UK Limited	England & Wales	100%
Aspect Educational Services Limited	England & Wales	100%
Aspect US Holdings Limited	England & Wales	100%
Aspect International Language Schools II BV	The Netherlands	100%
Aspect Education Sweden AB	Sweden	100%
Aspect International Language Academies Limited	England & Wales	100%
Aspect International Language Schools Corp.	Canada	100%
Aspect International Language Schools Limited	Ireland	100%

Exhibit 21

	Jurisdiction	% of
	of	Voting
	Incorporation	Equity
	or	Owned
Name of Subsidiary	Organization	by Parent
Aspect Internationale Sprachschule GmbH	Germany	100%
Aspect Language Schools Limitada	Columbia	50%
Aspect Language Schools Limited	Switzerland	100%
Aspect S.A.R.L. France	France	100%
	British Virgin
Optagon International Limited BVI	Islands	100%
Aspect Education (Hong Kong) Limited	Hong Kong	100%
Kaplan International Holdings Limited	England & Wales	100%
Kaplan Higher Education Limited	England & Wales	100%
Kaplan Financial Limited	England & Wales	100%
Emile Woolf College Limited	England & Wales	100%
Kaplan Financial (Singapore) Pte. Limited	Singapore	100%
Kaplan Financial (HK) Limited	Hong Kong	100%
Profound Development Limited	Hong Kong	100%
Profound Times Limited	Hong Kong	100%
Hawksmere Limited	England & Wales	100%
Hawksmere Employee Benefit Trust Company Limited.	England & Wales	100%
HLT Holdings Limited	England & Wales	100%
HLT Properties Limited	England & Wales	100%
Holborn College Limited	England & Wales	100%
Kaplan International Colleges U.K. Limited	England & Wales	100%
Kaplan Colleges Private Limited	India	100%
Kaplan International Colleges (Private) Limited	Pakistan	100%
Kaplan Glasgow Limited	England & Wales	100%
Kaplan International Colleges Limited	Nigeria	100%
Kaplan Liverpool Limited	England & Wales	100%
Kaplan NT Limited	England & Wales	100%
Kaplan US Limited	England & Wales	100%
Kaplan Law School Limited	England & Wales	100%

Exhibit 21

	Jurisdiction	% of
	of	Voting
	Incorporation	Equity
	or	Owned
Name of Subsidiary	Organization	by Parent
Kaplan Open Learning Limited	England & Wales	100%
Kaplan Open Learning (Essex) Limited	England & Wales	100%
Kaplan Publishing Limited	England & Wales	100%
Foulks Lynch Limited	England & Wales	100%
Kaplan Australia Holdings Pty Limited	Australia	100%
Kaplan Australia Pty Limited	Australia	100%
Kaplan Higher Education Pty Limited	Australia	100%
Bradford College Pty Ltd.	Australia	100%
Grange Business School Pty Ltd.	Australia	100%
Tribeca Learning Pty Limited	Australia	100%
Kaplan Education Pty Limited	Australia	100%
The Institute of Management and Development Pty Limited	Australia	100%
Australian Property College Pty Limited	Australia	100%
Score! Learning, Inc.	Delaware	95.85%
eScore.com, Inc.	Delaware	100%
Score! Educational Centers, Inc.	California	100%
Washington Post/Kaplan IC Limited Company	Cyprus	100%
	British Virgin
Wise Tactic Holding Limited	Islands	40%
Los Angeles Times-Washington Post News Service, Inc.	D.C.	50%
Newsweek, Inc.	New York	100%
Newsweek Budget Travel, Inc.	Delaware	100%
Newsweek Productions, Inc.	Delaware	100%
Newsweek Services, Inc.	Delaware	100%
Newsweek Services (Canada), Inc.	Delaware	100%
Post-Newsweek Media, Inc.	Maryland	100%
Post-Newsweek Stations, Inc.	Delaware	100%
Post-Newsweek Stations, Florida, Inc.	Florida	100%
Post-Newsweek Stations, Houston GP, Inc.	Delaware	100%

Exhibit 21

	Jurisdiction	% of
	of	Voting
	Incorporation	Equity
	or	Owned
Name of Subsidiary	Organization	by Parent
Post-Newsweek Stations, Michigan, Inc.	Delaware	100%
Post-Newsweek Stations, Orlando, Inc.	Delaware	100%
Post-Newsweek Stations, San Antonio GP, Inc.	Delaware	100%
Post-Newsweek Productions Inc.	Delaware	100%
Robinson Terminal Warehouse Corporation	Delaware	100%
Washingtonpost.Newsweek Interactive Company, LLC	Delaware	100%
WP Company LLC	Delaware	100%

(a)	Coxcourt Limited also owns voting stock in Accountancy & Business College Holdings Limited. The combined stock ownership of Kaplan Netherlands B.V. and Coxcourt Limited in Accounting & Business College Holdings Limited is 100%.
As permitted by Item 601(b)(21) of Regulation S-K, the foregoing list omits certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X.